ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO VARIABLE INVESTMENT FUNDS, INC.


      INVESCO Variable Investment Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      The name INVESCO VIF - Growth Fund, a series of the Company, has been changed to INVESCO VIF - Blue Chip Growth Fund.

      The foregoing amendment, in accordance with the requirements of Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Company on August 4, 1998.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Variable Investment Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its President on the 10th day of August, 1999.

      These Articles of Amendment shall be effective as accepted as of the 13th day of August, 1999 by the Maryland State Department of Assessments and Taxation.

                              INVESCO VARIABLE INVESTMENT FUNDS, INC.



                              By:   /s/ Ronald L. Grooms
                                    ------------------------------------
                                    Ronald L. Grooms, Treasurer &
                                    Chief Financial & Accounting Officer

WITNESSED:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

                                  CERTIFICATION
                                  -------------

      I, Ruth A. Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Ronald L. Grooms, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 10th day of August, 1999.


                                    /s/ Ruth A. Christensen
                                    ------------------------------------
                                    Notary Public

My Commission Expires: March 16, 2002